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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Metro One Telecommunications, Inc. on Form S-8 of our report dated March 12, 2004 appearing in the Annual Report on Form 10-K of Metro One Telecommunications, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Portland, Oregon
July 6, 2004

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  Exhibit 23.2